CALCULATION OF REGISTRATION FEE

Title of Each Class of	Maximum Aggregate	Amount of
Securities Offered	Offering Price	Registration Fee
6% Senior Notes due 2037	$800,000,000	$24,560	(1)

(1)	The filing fee of $24,560 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, a filing fee of $22,068 has already been paid with respect to unsold securities that were previously registered pursuant to Registration Statement No. 333-104310, filed on April 4, 2003 by the registrant, and have been carried forward. $22,068 of the filing fee of $24,560 due for this offering is offset against the registration fees previously paid and an additional registration fee of $2,492 has been paid with respect to this offering. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in The Chubb Corporation’s Registration Statement No. 333-141561 on Form S-3.

FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION NO. 333-141561
P R O S P E C T U S     S U P P L E M E N T
(To Prospectus Dated March 26, 2007)

$800,000,000

The Chubb Corporation

6% Senior Notes due 2037

The 6% senior notes due 2037, which are referred to in this prospectus supplement as the senior notes, will mature on May 11, 2037 and will bear interest at a rate of 6% per annum. Interest on the senior notes is payable semi-annually in arrears on May 11 and November 11 of each year, beginning on November 11, 2007.

We may redeem the senior notes in whole or in part at our option at any time, at the redemption price set forth in “Description of the Senior Notes — Optional Redemption” in this prospectus supplement.

The senior notes are senior unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness. The senior notes will not be listed on any national securities exchange.

Investing in the senior notes involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2006 incorporated by reference in this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Senior Note		Total

Price to Public	99.958	%(1)	$799,664,000	(1)
Underwriting Discount	0.875%		$7,000,000
Proceeds to The Chubb Corporation (before expenses)	99.083%		$792,664,000

(1)	Plus interest accrued on the senior notes, if any, from May 11, 2007.

The underwriters expect to deliver the senior notes in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and/or Euroclear Bank N.V./S.A., on or about May 11, 2007.

Joint Book-Running Managers

Citi	Goldman, Sachs & Co.	Merrill Lynch & Co.

Bear, Stearns, & Co. Inc.	Deutsche Bank Securities

Blaylock & Company, Inc.	Credit Suisse	Lehman Brothers

Morgan Stanley	UBS Investment Bank	Utendahl Capital Partners, L.P.

May 8, 2007

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Where You Can Find More Information” on page 37 of the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or referred to in this prospectus supplement or the accompanying prospectus which are made available to the public and in any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Where You Can Find More Information” on page 37 of the accompanying prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2006. Unless otherwise mentioned, all references in this prospectus supplement to “Chubb,” “we,” “us,” and “our” or similar references mean The Chubb Corporation.

The Chubb Corporation

The Chubb Corporation was incorporated as a business corporation under the laws of the State of New Jersey in June 1967. The Chubb Corporation is a holding company for a family of property and casualty insurance companies known informally as the Chubb Group of Insurance Companies and referred to in this prospectus supplement and the accompanying prospectus as the P&C Group. Since 1882, the P&C Group has provided property and casualty insurance to businesses and individuals around the world. According to A.M. Best, the P&C Group is the 11th largest U.S. property and casualty insurance group based on 2005 net written premiums.

At March 31, 2007, Chubb and its subsidiaries had total assets of $51 billion and shareholders’ equity of $14 billion. The P&C Group provides insurance coverage principally in the United States, Canada, Europe, Australia, and parts of Latin America and Asia.

The P&C Group is divided into three strategic business units:

•	commercial;

•	specialty; and

•	personal.

Chubb Commercial Insurance offers a full range of commercial customer insurance products, including coverage for multiple peril, casualty, workers’ compensation and property and marine. Chubb Commercial Insurance is known for writing niche business, where our expertise can add value for our agents, brokers and policyholders. Chubb Specialty Insurance offers a wide variety of specialized professional liability products for privately and publicly owned companies, financial institutions, professional firms and healthcare organizations. Chubb Specialty Insurance also includes our surety business. Chubb Personal Insurance offers products for individuals with fine homes and possessions who require more coverage choices and higher limits than standard insurance policies.

In December 2005, we transferred our ongoing reinsurance assumed business to Harbor Point Limited. Other than pursuant to certain arrangements entered into with Harbor Point, the P&C Group generally no longer engages directly in the reinsurance assumed business. Harbor Point has the right for a transition period of up to two years to underwrite specific reinsurance business on the P&C Group’s behalf. The P&C Group retains a portion of any such business and cedes the balance to Harbor Point.

Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000.

THE OFFERING

Issuer	The Chubb Corporation, a New Jersey corporation.

Securities Offered	$800,000,000 aggregate principal amount of 6% senior notes due 2037.

Maturity	The senior notes will mature on May 11, 2037.

Interest	The senior notes will bear interest at a rate of 6% per annum. Interest on the senior notes is payable semi-annually in arrears on May 11 and November 11 of each year, beginning on November 11, 2007.

Redemption	We may redeem the senior notes in whole or in part at our option at any time on not less than 30 days’, but not more than 60 days’ prior written notice, at the redemption price set forth under the heading “Description of the Senior Notes — Optional Redemption” in this prospectus supplement.

Ranking	The senior notes are senior unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness.

Use of Proceeds	We intend to use $675 million of the net proceeds from this offering to refinance certain indebtedness that will mature later in 2007. The balance will be used for general corporate purposes. Pending this use, we intend to invest these net proceeds in investment grade, marketable securities. See “Use of Proceeds.”

Listing	The senior notes will not be listed on any national securities exchange.

RISK FACTORS

Investing in the senior notes involves risks, including the risks that are specific to us, our business and the senior notes. Risks related to the senior notes are set forth below. Risks pertaining to us and our business are incorporated by reference to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006. See “Where You Can Find More Information” in the accompanying prospectus. You should not purchase senior notes unless you understand these investment risks. Although we have tried to discuss key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any senior notes, you should carefully consider the discussion of risks below and contained in the Annual Report on Form 10-K referred to above, the factors listed under the heading “Forward-Looking Statements” in the accompanying prospectus and the other information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus.

Our ability to meet our payment obligations on the senior notes will be affected by the ability of our subsidiaries to pay dividends, and the senior notes will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company and rely primarily on dividends from our subsidiaries to meet our obligations for payment of interest and principal on our outstanding debt obligations, including the senior notes. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, earnings and regulatory restrictions. We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. This regulation generally provides that transactions among companies within the holding company system must be fair and reasonable. Transfers of assets among affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may require prior notice to, or prior approval by, state regulatory authorities. Our insurance subsidiaries are also subject to licensing and supervision by government regulatory agencies in the jurisdiction in which they do business. These regulations may set standards of solvency that must be met and maintained, the nature of and limitations on investment and the nature of and limitations on dividends to policyholders and shareholders. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations under the senior notes.

Because we are a holding company, our right to participate in any distribution of the assets of one of our subsidiaries, upon a subsidiary’s liquidation, dissolution, winding up or reorganization or otherwise, and thus our ability to make payments of principal and interest on the senior notes from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the payments on our senior notes effectively will be subordinated to all existing and future liabilities of our subsidiaries.

The secondary market for the senior notes may be illiquid.

We do not intend to apply to list the senior notes on the New York Stock Exchange or any other securities exchange. The underwriters have advised us that they intend to make a market in the senior notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. We cannot predict how the senior notes will trade in the secondary market or whether the market will be liquid or illiquid. There can be no assurance as to the liquidity of any market that may develop for the senior notes, your ability to sell these securities or whether a trading market, if it develops, will continue.

Even if a trading market for the senior notes does develop, you may not be able to sell your senior notes at a particular time, if at all, or you may not be able to obtain the price you desire for your senior notes. If the senior notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on many factors including prevailing interest rates, the market for similar securities, our credit rating, the interest of securities dealers in making a market for the senior notes, the price of any other securities we issue and the performance prospects and financial condition of our company as well as of other companies in our industries.

USE OF PROCEEDS

The net proceeds from this offering, after deducting underwriting discounts and other offering expenses payable by us, will be approximately $792,414,000. We intend to use $675 million of the net proceeds to refinance certain indebtedness that will mature later in 2007. We intend to use a portion of the net proceeds to repay at maturity $600 million in aggregate principal amount of our 4.934% notes due November 16, 2007 and $75 million in aggregate principal amount of the 7 1/8% notes due December 15, 2007 of our wholly-owned subsidiary, Chubb Executive Risk, Inc., which notes we fully and unconditionally guarantee. Pending this use, we intend to invest these net proceeds in investment grade, marketable securities.

The balance of the net proceeds will be used for general corporate purposes and will replace cash utilized earlier this year to repay $125 million of 8.675% capital securities due February 1, 2027.

RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the three months ended March 31, 2007. For our consolidated ratios of earnings to fixed charges for each of the five years in the period ended December 31, 2006, see “Ratio of Consolidated Earnings to Fixed Charges” in the accompanying prospectus.

Three Months Ended
March 31, 2007

Ratio of consolidated earnings to fixed charges	24.40

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2007:

•	on an actual basis; and

•	as adjusted to reflect our receipt and application of the net proceeds as described in “Use of Proceeds.”

You should read the information in this table together with our consolidated financial statements and the related notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which are incorporated by reference in the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

	At March 31, 2007
	Actual	As Adjusted
	(Unaudited, in millions)

Debt	$3,335	$3,460
Shareholders’ Equity	13,873	13,873

Total Capitalization	$17,208	$17,333

DESCRIPTION OF THE SENIOR NOTES

The following description is a summary of the terms of the senior notes. This prospectus supplement and the accompanying prospectus contain a description of certain terms of the senior notes and the indenture under which the senior notes will be issued (which is referred to in this prospectus supplement as the indenture) but do not purport to be complete, and reference is hereby made to the indenture, which is incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus are parts (which is referred to in this prospectus supplement as the registration statement), and to the Trust Indenture Act of 1939. To the extent inconsistent, this summary of certain provisions of the senior notes and the indenture supercedes and replaces the description of the senior debt securities and senior indenture in the accompanying prospectus.

General

The senior notes offered by this prospectus supplement are a series of our senior unsecured debt securities as described below and in the accompanying prospectus. The senior notes will be issued pursuant to the indenture, dated as of October 25, 1989, between Chubb and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Trust Company, N.A, as successor to Bank One Trust Company, N.A. (formerly The First National Bank of Chicago)), as indenture trustee.

The senior notes will mature and become due and payable, together with any accrued and unpaid interest, on May 11, 2037. We may redeem the senior notes at our option in whole at any time or in part from time to time, at the redemption price set forth in “— Optional Redemption” below. The senior notes are subject to the provisions relating to satisfaction and discharge and defeasance in the accompanying prospectus.

The senior notes are senior debt securities that will be our direct unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future senior indebtedness. The senior notes are our obligations exclusively, and are not the obligations of any of our subsidiaries.

Chubb may, without notice to or consent of the holders or beneficial owners of the senior notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the senior notes. Any such additional notes issued could be considered part of the same series of notes under the indenture as the senior notes.

We are a holding company and rely primarily on dividends from our subsidiaries to meet our obligations for payment of interest and principal on outstanding debt obligations. Accordingly, our ability to service our debt, including our obligations under the senior notes, and other obligations are primarily dependent on the earnings of our respective subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the senior notes.

The senior notes are represented by one or more global certificates registered in the name of The Depository Trust Company, New York, New York, or DTC, as depositary, or its nominee. So long as the senior notes are in book-entry form, you will receive payments and may transfer senior notes only through the facilities of the depositary or a nominee of the depository, or a successor depository or nominee thereof. See “— Book-Entry System” below. We will maintain an office or agency in the Borough of Manhattan, the City of New York where notices and demands in respect of the senior notes and the indenture may be delivered to us and where certificated senior notes, if any are issued under the circumstances described under “— Book-Entry System,” may be surrendered for payment or principal and interest, registration of transfer or exchange. That office or agency initially is the office of the trustee.

The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

Interest

The interest rate on the senior notes will be 6% per annum. Interest on the senior notes is payable semi-annually in arrears on May 11 and November 11 of each year, each an interest payment date, beginning on November 11, 2007, to the persons in whose name the senior notes are registered on the first business day of the month in which the interest payment date falls or any other day more than one and less than sixty business days prior to such interest payment date that we choose to be the record date for interest payments.

The amount of interest payable for any full semi-annual period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled interest payment date or the maturity date falls on a day that is not a business day, the payment of interest or principal payable on that date will be made on the next succeeding day that is a business day (without any interest or other payment in respect of the delay).

Business day means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the trustee is closed for business.

Optional Redemption

The senior notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of senior notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes (exclusive of accrued and unpaid interest to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus 0.20%, in each case plus accrued and unpaid interest to the redemption date.

For the purposes of the preceding paragraph:

•	treasury rate means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•	treasury security means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the senior notes being redeemed in a tender offer based on a spread to United States Treasury yields;

•	treasury price means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances; and

•	treasury dealer means Citigroup Global Markets Inc. (or its successor) or, if Citigroup Global Markets Inc. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. government securities dealer, another nationally recognized investment banking firm that is a primary U.S. government securities dealer specified by us for these purposes.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of senior notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior notes or portions thereof called for redemption.

We will not be required (i) to issue, register the transfer of or exchange any senior notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of senior notes selected for redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any senior notes so selected for redemption in whole or in part, except the unredeemed portion of any such senior notes being redeemed in part.

Denominations

The senior notes will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. We expect that the senior notes will be held in book-entry form only, as described below under “Book-Entry System,” and will be held in the name of DTC or its nominee.

Book-Entry System

DTC and its successors will act as securities depositary for the senior notes. The senior notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the senior notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the senior notes so long as the senior notes are represented by global security certificates.

Investors may elect to hold interests in the senior notes in global form through either DTC in the United States or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank S.A./N.V, which we refer to as Euroclear, if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and JPMorgan Chase Bank will act as depositary for Euroclear, and we refer to them in such capacities as the U.S. Depositaries.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants, which we refer to as the DTC Participants, deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations, which we refer to as the

Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the senior notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear, which we refer to as the Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V, which we refer to as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the senior notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

We will issue the senior notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated senior notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such senior notes. If we determine at any time that the senior notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all senior notes represented by these certificates for all purposes under the senior notes and the indenture governing the senior notes. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the senior notes represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or any senior notes represented by these certificates for any purpose under the senior notes or the indenture governing the senior notes.

All payments on the senior notes represented by the global security certificates and all transfers and deliveries of related senior notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the senior notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of senior notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such senior notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the senior notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of senior notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Governing Law

The indenture and the senior notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of senior notes unless offered reasonable indemnification. The trustee acts as trustee for our 4.934% notes due November 16, 2007 and the 7 1/8% notes due December 15, 2007 of our wholly-owned subsidiary, Chubb Executive Risk, Inc., which we intend to repay at maturity using a portion of the net proceeds of this offering. The trustee also acts as trustee for our 3.95% notes due 2008, our 5.472% notes due 2008, our 6% notes due 2011, our 5.2% notes due 2013, our 6.6% debentures due 2018, our 6.8% debentures due 2031 and our 6.375% junior subordinated capital securities due 2067.

Miscellaneous

We or our affiliates may from time to time purchase any of the senior notes that are then outstanding by tender, in the open market or by private agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of the senior notes as of the date hereof. Except where noted, this summary deals only with the senior notes that are held as capital assets by a non-U.S. holder who acquires the senior notes upon original issuance at their initial offering price.

A “non-U.S. holder” means a holder of the senior notes (other than a partnership) that is not for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, which is referred to in this prospectus supplement as the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership holds the senior notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the senior notes, you should consult your tax advisors.

If you are considering the purchase of the senior notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the senior notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

United States Federal Withholding Tax

The 30% United States federal withholding tax will not apply to any payment of interest on the senior notes under the “portfolio interest rule,” provided that:

•	interest paid on the senior notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the senior notes is described in Section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an Internal Revenue Service, which is referred to in this prospectus supplement as the IRS, Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your senior notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the senior notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the senior notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on the senior notes beneficially owned by you at the time of your death, provided that any payment to you on the senior notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the senior notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the statement described above in the fifth bullet point under “United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the senior notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the senior notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which is referred to in this prospectus supplement as ERISA, plans, individual retirement accounts and other arrangements that are subject to the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (which are referred to collectively in this prospectus supplement as the Similar Laws), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement, each a Plan.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, or an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the senior notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of senior notes by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor, or the DOL, has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the senior notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds,

PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, ERISA Section 408(b)(17) provides a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction (the so-called service provider exemption).

Because of the foregoing, the senior notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a senior note, each purchaser and subsequent transferee of a senior note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the senior notes constitutes assets of any Plan or (ii) the purchase and holding of the senior notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the senior notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the senior notes. Purchasers of the senior notes have exclusive responsibility for ensuring that their purchase and holding of the senior notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any senior notes to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING

Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of senior notes set forth opposite the underwriter’s name

Underwriters	Principal Amount of Notes

Citigroup Global Markets Inc.	$213,333,334
Goldman, Sachs & Co.	213,333,333
Merrill Lynch, Pierce, Fenner & Smith Incorporated	213,333,333
Bear, Stearns & Co. Inc.	45,714,286
Deutsche Bank Securities Inc.	45,714,285
Blaylock & Company, Inc.	11,428,572
Credit Suisse Securities (USA) LLC	11,428,572
Lehman Brothers Inc.	11,428,572
Morgan Stanley & Co. Incorporated	11,428,571
UBS Securities LLC	11,428,571
Utendahl Capital Partners, L.P.	11,428,571

Total	$800,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the senior notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the senior notes if they purchase any of the senior notes.

The underwriters propose to offer some of the senior notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the senior notes to dealers at the public offering price less a concession not to exceed 0.500% of the principal amount of the senior notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.250% of the principal amount of the senior notes on sales to other dealers. After the initial offering of the senior notes to the public, the representatives may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the senior notes):

Underwriting Discount

Per Senior Note	0.875%

We estimate that our total expenses for the offering will be approximately $250,000.

In connection with the offering, the representatives may purchase and sell senior notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of senior notes in excess of the principal amount of senior notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the senior notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of senior notes made for the purpose of preventing or retarding a decline in the market price of the senior notes while the offering is in progress.

In connection with this offering, for a limited period after the issue date the underwriters may over-allot or effect transactions with a view to supporting the market price of the senior notes at a level higher than that which might otherwise prevail. However, there may be no obligation on the underwriters to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchases senior notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the senior notes. They may also cause the price of the senior notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions.

The underwriters have performed investment banking and advisory services for us and our subsidiaries from time to time for which they have received customary fees and expenses. In addition, affiliates of certain of the underwriters are lenders under, and perform certain roles with respect to, certain of our credit facilities. Mr. Finnegan, our Chairman, President and Chief Executive Officer, is a member of the board of directors of Merrill Lynch, Pierce Fenner & Smith Incorporated. The underwriters may, from time to time, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their business, for which they will receive customary fees and expenses.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of the senior notes described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the senior notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of senior notes described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive, or Qualified Investors.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the senior notes have not authorized and do not authorize the making of any offer of the senior notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the senior notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the senior notes, other than the underwriters, is authorized to make any further offer of the senior notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and its contents is only being distributed to, and is only directed at, persons in the United Kingdom that are Qualified Investors that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the

Order (all such persons together being referred to as relevant persons). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The senior notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the senior notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The senior notes have not been registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes may not be circulated or distributed, nor may the senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the senior notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL OPINIONS

W. Andrew Macan, Vice President, Corporate Counsel and Secretary of The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, will pass upon certain legal matters relating to the senior notes on behalf of Chubb and on matters of New Jersey law. Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York 10019, will also pass upon certain legal matters relating to the senior notes on behalf of Chubb. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York 10006. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Cleary Gottlieb Steen & Hamilton LLP will rely for matters of New Jersey law on the opinion of W. Andrew Macan.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in the accompanying prospectus and elsewhere in the registration statement. Our financial statements and schedules and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

The Chubb Corporation

DEBT SECURITIES
JUNIOR SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

By this prospectus, The Chubb Corporation may offer from time to time any combination of the securities described in this prospectus.

We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CB.” Unless we state otherwise in a prospectus supplement, we will not list any of the securities described in this prospectus on any securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March 26, 2007

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of such securities. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any statement made by us in a prospectus supplement and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.”

You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Chubb, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Chubb since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References to “Chubb,” “we,” “us” and “our” in this prospectus are references to The Chubb Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and information incorporated by reference in them contain forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, or PSLRA. These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA. They include statements relating to trends in, or representing management’s beliefs about, our future strategies, operations and financial results. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. These statements are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the SEC and those associated with:

•	global political conditions and the occurrence of terrorist attacks, including any nuclear, biological, chemical or radiological events;

•	the effects of the outbreak or escalation of war or hostilities;

•	premium pricing and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

•	adverse changes in loss cost trends;

•	the ability to retain existing business;

•	our expectations with respect to cash flow projections and investment income and with respect to other income;

•	the adequacy of loss reserves, including:

•	our expectations relating to reinsurance recoverables;

•	the willingness of parties, including us, to settle disputes;

•	developments in judicial decisions or regulatory or legislative actions relating to coverage and liability, in particular, for asbestos, toxic waste and other mass tort claims;

•	development of new theories of liability;

•	our estimates relating to ultimate asbestos liabilities;

•	the impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

•	the effects of proposed asbestos liability legislation, including the impact of claims patterns arising from the possibility of legislation and those that may arise if legislation is not passed;

•	the availability of reinsurance coverage;

•	the occurrence of significant weather-related or other natural or human-made disasters, particularly in locations where we have concentrations of risk;

•	the impact of economic factors on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have filed for bankruptcy or otherwise experienced deterioration in creditworthiness;

•	the effects of disclosures by, and investigations of, public companies relating to possible accounting irregularities, practices in the financial services industry and other corporate governance issues, including:

•	claims and litigation arising out of stock option “backdating,” “spring loading” and other option grant practices by public companies;

•	the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

•	claims and litigation arising out of actual or alleged accounting or other corporate malfeasance by other companies;

•	claims and litigation arising out of practices in the financial services industry;

•	legislative or regulatory proposals or changes;

•	the effects of investigations into market practices, in particular contingent commissions and loss mitigation and finite reinsurance arrangements, in the property and casualty insurance industry together with any legal or regulatory proceedings, related settlements and industry reform or other changes with respect to contingent commissions or otherwise arising therefrom;

•	the impact of legislative and regulatory developments on our business, including those relating to terrorism and catastrophes;

•	any downgrade in our claims-paying, financial strength or other credit ratings;

•	the ability of our subsidiaries to pay us dividends;

•	general economic and market conditions including:

•	changes in interest rates, market credit spreads and the performance of the financial markets;

•	the effects of inflation;

•	changes in domestic and foreign laws, regulations and taxes;

•	changes in competition and pricing environments;

•	regional or general changes in asset valuations;

•	the inability to reinsure certain risks economically;

•	changes in the litigation environment; and

•	our ability to implement management’s strategic plans and initiatives.

Any forward-looking statement made by us in this prospectus, any prospectus supplement, in our filings with the SEC which are incorporated by reference into this prospectus, or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus, in any prospectus supplement, in our filings with the SEC which are incorporated by reference into this prospectus, or elsewhere might not occur. We assume no obligation to update any forward-looking information set forth in this prospectus, any prospectus supplement, any of our filings with the SEC that are incorporated by reference into this prospectus or elsewhere, which speak as of their date, except as required by federal securities laws.

THE CHUBB CORPORATION

The Chubb Corporation was incorporated as a business corporation under the laws of the State of New Jersey in June 1967. The Chubb Corporation is a holding company for a family of property and casualty insurance companies known informally as the Chubb Group of Insurance Companies and referred to in this prospectus as the P&C Group. Since 1882, the P&C Group has provided property and casualty insurance to businesses and individuals around the world.

The P&C Group provides insurance coverage principally in the United States, Canada, Europe, Australia, and parts of Latin America and Asia.

The P&C Group is divided into three strategic business units:

•	commercial;

•	specialty; and

•	personal.

Chubb Commercial Insurance offers a full range of commercial customer insurance products, including coverage for multiple peril, casualty, workers’ compensation and property and marine. Chubb Commercial Insurance is known for writing niche business, where our expertise can add value for our agents, brokers and policyholders. Chubb Specialty Insurance offers a wide variety of specialized professional liability products for privately and publicly owned companies, financial institutions, professional firms and healthcare organizations. Chubb Specialty Insurance also includes our surety business. Chubb Personal Insurance offers products for individuals with fine homes and possessions who require more coverage choices and higher limits than standard insurance policies.

In December 2005, we transferred our ongoing reinsurance assumed business to Harbor Point Limited. Other than pursuant to certain arrangements entered into with Harbor Point, the P&C Group generally no longer engages directly in the reinsurance assumed business. Harbor Point has the right for a transition period of up to two years to underwrite specific reinsurance business on the P&C Group’s behalf. The P&C Group retains a portion of any such business and cedes the balance to Harbor Point.

Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for each of the years in the five year period ended December 31, 2006. We currently have no shares of preferred stock issued and outstanding and we do not have any preferred stock obligation. Accordingly, our ratio of consolidated earnings to combined fixed charges and preference dividends is equal to our ratio of consolidated earnings to fixed charges and is not disclosed separately.

	For the Years Ended December 31,
	2006	2005	2004	2003	2002

Ratio of Consolidated Earnings to Fixed Charges	21.26	15.28	12.36	6.25	2.59

For the purpose of computing the above ratios of consolidated earnings to fixed charges, consolidated earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus those fixed charges that were charged against income and distributions from equity investees. Fixed charges consist of interest expense before reduction for capitalized interest and the portion of rental expense (net of rental income from subleased properties) that is considered to be representative of the interest factors in the leases.

DESCRIPTION OF DEBT SECURITIES

We may offer senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the debt securities. We will issue the senior debt securities in one or more series under an indenture, which we refer to as the senior indenture, as supplemented from time to time, between us and The Bank of New York Trust Company, N.A., as trustee. We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the subordinated indenture, as supplemented from time to time between us and The Bank of New York Trust Company, N.A., as trustee. We refer to the senior indenture and the subordinated indenture together as the indentures.

The following description of the terms and provisions of the debt securities and the indentures is a summary. It summarizes only those terms of the debt securities and portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

Ranking

Unless otherwise indicated in a prospectus supplement, our senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. Our subordinated debt securities will be unsecured and will be subordinate and junior in right of payment to all of our senior debt as described in the subordinated indenture. See “— Subordination Under the Subordinated Indenture.”

Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. Most of our subsidiaries are in the property and casualty insurance business. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments.

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “— Subordination Under the Subordinated Indenture” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue debt securities in one or more series, through an indenture that supplements the senior indenture or the subordinated indenture, as the case may be, or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the series of debt securities being issued. These may include the following:

•	classification as senior or subordinated debt securities;

•	the title, designation and purchase price;

•	any limit upon the aggregate principal amount;

•	maturity date(s) or the method of determining maturity date(s);

•	the interest rate(s), if any, and the method for calculating the interest rate(s), if any;

•	the interest payment dates and the record dates for the interest payments;

•	dates from which interest will accrue and the method of determining those dates;

•	dates on which premium, if any, will be paid;

•	place(s) where we will pay principal, premium, if any, and interest and where you may present the debt securities of that series for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities of that series and the indentures may be made;

•	authorized denominations, if other than denominations of $1,000;

•	the currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid or in which the debt securities of that series will be denominated;

•	if the amount of payments of principal, premium, if any, and interest on the debt securities of that series may be determined with reference to an index and how such amounts will be determined;

•	any special United States federal income tax consequences of the debt securities of that series;

•	any special accounting considerations applicable to the debt securities of that series;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•	any additions, in the events of default or covenants specified in the indenture relating to the debt securities of that series;

•	if other than the principal amount of debt securities, the portion of the principal amount of the debt securities of that series that is payable upon declaration of acceleration of maturity;

•	whether the debt securities of that series will be issued in whole or in part in the form of one or more global securities;

•	whether a temporary global security shall be issued and the terms upon which temporary global debt securities of that series may be exchanged for definitive debt securities of that series;

•	the appointment of any trustees, authenticating or paying agent(s), transfer agent(s) or any other agents with respect to that series of debt securities;

•	in the case of the senior debt securities, the terms and conditions of any right we would have or any option you would have to convert or exchange the debt securities of that series into other securities, cash or property of Chubb;

•	in the case of the subordinated debt securities, any provisions regarding subordination; and

•	other specific terms, not inconsistent with the provisions of the indentures.

Debt securities may also be issued under the indentures upon exercise of warrants, exchange, conversion or settlement of other securities. See “Description of Warrants.”

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a substantial discount below their stated principal amount, to the extent provided in the applicable prospectus supplement. These debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities of any series and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000.

Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indentures. We will appoint the trustees as securities registrar under the indentures. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Sinking Funds and Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

If a series of debt securities is redeemable, we will specify the terms of redemption with respect to the series in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000 (or such other authorized denomination thereof).

We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

We may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, nor permit any such entity to consolidate with, merge into or sell, convey or lease all or substantially all of its assets to us unless:

•	we are the surviving corporation or the successor corporation is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

•	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

•	Chubb or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

This covenant would not apply to any recapitalization transaction, a change of control of Chubb or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the sale, conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

These are “Events of Default” under the indentures with respect to each series of debt securities:

(1) failure to pay principal, or premium, if any, when due;

(2) failure to pay any interest when due, continued for 30 days;

(3) default in the payment of any sinking fund installment when due and payable;

(4) failure to perform, or breach of, any covenant or warranty of Chubb contained in the applicable indentures or terms of such series of debt securities for 60 days under the senior indenture, and 90 days under the subordinated indenture, after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the relevant series of outstanding debt securities;

(5) certain events of bankruptcy, insolvency or reorganization of Chubb; and

(6) any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

If an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee’s receipt of indemnification to its satisfaction will, proceed to protect and enforce its rights and those of the holders of such securities.

If an Event of Default, other than an Event of Default specified in clause (5) above or an event of default specified in clause (4) above with respect to less than all series of debt securities then outstanding, occurs and is continuing, with respect to the debt securities of any series, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding debt securities of that series, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest and premium, if any.

If an Event of Default specified in clause (4) above occurs and is continuing with respect to all series of debt securities then outstanding under the relevant indenture or an Event of Default specified in clause (5) above occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of all of the debt securities of all series then outstanding under the relevant indenture (treated as one class) may require us to repay immediately the entire principal amount of the outstanding debt securities, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest, if any.

Any Event of Default with respect to a particular series of debt securities under the relevant indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series, and in any Event of Default specified in clause (4) above with respect to all series of debt securities under the relevant indenture or specified in clause (5) above may be waived by the holders of a majority in aggregate principal amount of all the outstanding debt securities of all series under the relevant indenture, as the case may be, except, in each case, a failure to pay principal of, or premium, if any, or interest on such debt security.

The trustee will, within 90 days of the occurrence of any event which, after notice or lapse of time or both, would become an Event of Default that has not been cured or waived, provide notice to the holders of any series of debt securities effected. The trustee may withhold notice to the holders of any such event, except a default relating to the payment of principal of, premium, if any, or interest on, or sinking fund payment in respect of, the securities, if the trustee considers it in the interest of the holders to do so.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification of the Indentures

We may generally amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment. However, we may not amend the indentures without the consent of each holder affected, in order to, among other things:

•	extend the final maturity of any debt security;

•	reduce the principal amount of any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce the amount payable on redemption of any debt security, or reduce the amount of principal of an original issue discount debt security that would be due and payable on an acceleration of the maturity of such debt security or the amount of such debt security provable in bankruptcy;

•	change the currency of payment of principal of or interest on any debt security;

•	extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any debt security;

•	impair or affect the right of any security holder to institute suit for payment on such security or any right of repayment at the option of the security holder;

•	reduce the percentage of debt securities of any series the holders of which must consent to an amendment to an indenture;

•	reduce the percentage of debt securities of any series necessary to consent to waive any past default under an indenture to less than a majority; or

•	modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders of debt securities, except to increase the percentage of holders or to provide that provisions of the indenture cannot be modified or waived without the consent of the holder of each affected debt security.

A supplemental indenture which changes or eliminates any covenant or other provision of an indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will not affect the rights under the indenture of the holders of the debt securities of any other series.

We and the trustee may amend the indentures without the consent of any holder of debt securities in order to:

•	secure any debt securities issued under such indenture;

•	evidence the succession of another corporation and assumption of our obligations in the case of a merger or consolidation;

•	add to the covenants of Chubb or add additional events of default;

•	cure ambiguities, defects or inconsistencies, provided that such action does not adversely affect any holders of debt securities issued under such indenture;

•	establish the form and terms of debt securities of any series;

•	provide for a successor trustee with respect to one or more series of securities issued under such indenture or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	permit or facilitate the issuance of securities in bearer form or provide for uncertificated securities to be issued under such indenture; or

•	change or eliminate any provision of such indenture, provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities of any outstanding series not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee;

and we deposit or cause to be deposited with the trustee, in trust, an amount in cash or United States government obligations sufficient to pay and discharge the entire indebtedness on the debt securities of that series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect with respect to all debt securities of that series, other than as to certain transfers and exchanges and other rights identified in the indenture, and we will be deemed to have satisfied and discharged the indenture with respect to all debt securities of that series. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.

Defeasance

Unless we state otherwise in the applicable prospectus supplement, the senior indenture provides that we will be deemed to have paid and discharged the entire indebtedness with respect to all outstanding debt securities of any series, other than as to certain transfers and exchanges, if, among other things:

•	we irrevocably deposit with the trustee cash or United States government obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, all outstanding debt securities of such series;

•	if specified in the applicable prospectus supplement, we deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service, a ruling to the effect that (or in lieu thereof, if specified in the applicable prospectus supplement, an opinion of counsel to the same effect):

•	the holders of the senior debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the senior debt securities of such series; this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law;

•	no event of default under the senior indenture with respect to the debt securities of such series has occurred and is continuing or shall have occurred and be continuing on the 123rd day after the date of deposit;

•	the deposit will not result in a default under, or a violation of, the senior indenture or any other agreement to which we are party; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that all conditions precedent in the senior indenture relating to the defeasance of the entire indebtedness on the outstanding senior debt securities of such series have been complied with.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for debt securities in definitive form, a global certificate may generally be transferred only to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will act as depositary.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of the debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, you:

•	will not be entitled to have any of the debt securities represented by the registered global security registered in your names;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on a registered global security to the depositary that is the registered holder of the global security or its nominee. The depositary for the global security will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the registered global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of principal, premium, if any, or interest payment in respect of a global security, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in a registered global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

Any moneys or government obligations deposited with, or paid to, the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for three years after the principal or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Conversion or Exchange

The subordinated indenture permits us to issue debt securities that we may convert or exchange into common stock or other securities of Chubb. We will describe the specific terms on which any series of the subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

Subordination Under the Subordinated Indenture

The debt securities we issue under the subordinated indenture will constitute part of the subordinated debt of Chubb. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all “senior indebtedness” of Chubb. The subordinated indenture defines “senior indebtedness” as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the subordinated indenture or later incurred or created:

•	indebtedness of Chubb for money borrowed, including purchase money obligations, evidenced by notes or other written obligations;

•	indebtedness of Chubb evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument;

•	obligations of Chubb as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions;

•	indebtedness of others of any of the kinds described in the preceding clauses assumed or guaranteed by Chubb; and

•	renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange for, or in replacement of, indebtedness and obligations described in the preceding clauses unless such indebtedness, obligation, renewal, extension or refunding expressly provides that it is not superior in right of payment to the subordinated debt securities;

provided that senior indebtedness does not include any indebtedness issued under the subordinated indenture or any indebtedness or obligation if the terms of such indebtedness or obligation expressly provide that such indebtedness or obligation is not senior in right of payment to the debt securities issued under the subordinated indenture or expressly provide that such indebtedness or obligation is pari passu with or junior to the debt securities issued under the subordinated indenture.

The subordinated indenture does not limit the amount of senior indebtedness that we may incur. However, under the subordinated indenture, we have agreed that we will not incur any subordinated indebtedness (other than the junior subordinated debt) unless it is subordinated to our senior indebtedness at least to the same extent that the subordinated debt securities are subordinate to senior indebtedness.

No payment of the principal or interest on the indebtedness evidenced by the subordinated debt securities may be made if, at the time of such payment or immediately after giving effect thereto, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness.

Upon any acceleration of the maturity of any series of subordinated debt securities resulting from an event of default, Chubb must give notice of the acceleration to holders of the senior indebtedness and may not pay holders of such series of subordinated debt securities until 120 days after the acceleration and then only if all principal of, premium, if any, and interest on senior indebtedness due at that time (whether by acceleration or otherwise) is first paid in full. In the event of any payment or distribution of assets or securities upon any dissolution, winding up, total or partial liquidation or reorganization or similar proceeding relating to Chubb, all principal of, premium, if any, and interest due on all senior indebtedness must be paid in full before holders of the subordinated debt securities are entitled to receive or retain any payment. As a result of such subordination, in the event of insolvency, creditors of

Chubb who are holders of senior indebtedness and general creditors of Chubb, may recover more, ratably, than holders of the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Governing Law

The debt securities and each indenture will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The Bank of New York Trust Company, N.A. is the trustee under the senior indenture and under the subordinated indenture and will be the trustee under the junior subordinated indenture referred to below. The trustee under each indenture may have other relationships with us subject to the Trust Indenture Act. The trustee’s current address is 2 North LaSalle Street, Suite 1020, Global Corporate Trust, Chicago, Illinois 60602.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We may offer unsecured junior subordinated debt securities. We will issue the junior subordinated debt securities in one or more series under an indenture, which we refer to as the junior subordinated indenture, as supplemented from time to time, between us and The Bank of New York Trust Company, N.A., as trustee.

The following description of the terms and provisions of the junior subordinated debt securities and the junior subordinated indenture is a summary. It summarizes only those terms of the junior subordinated debt securities and portions of the junior subordinated indenture which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

Ranking

Our junior subordinated debt securities will be unsecured obligations. Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities unless we state otherwise in the applicable prospectus supplement. The junior subordinated debt securities of any series will be subordinate and junior in right of payment, as described in the junior subordinated indenture and the applicable prospectus supplement, to all of our indebtedness other than debt which ranks equally with or junior to the junior subordinated debt securities. See “— Subordination under the Junior Subordinated Indenture.”

Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. Most of our subsidiaries are in the property and casualty insurance business. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments.

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “— Subordination under the Junior Subordinated Indenture” and the prospectus supplement relating to any offering of junior subordinated debt securities.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series, through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the series of junior subordinated debt securities being issued. These may include the following:

•	the title, designation and purchase price;

•	any limit upon the aggregate principal amount;

•	the maturity date(s) or the method of determining such maturity date(s);

•	the interest rate(s), if any, and the method for calculating the interest rate(s), if any;

•	the interest payment dates, interest payment record dates and any other specific covenants for the payment of interest;

•	the circumstances, if any, in which interest may be deferred and the terms of any such deferral, including applicable restrictive covenants during any interest deferral period;

•	dates from which interest will accrue and the method of determining those dates;

•	the circumstances and dates on which premium, if any, will be paid;

•	place(s) where we may pay principal, premium, if any, and interest and where you may present the junior subordinated debt securities of that series for registration of transfer or exchange;

•	place(s) where notices and demands relating to the junior subordinated debt securities of that series and the junior subordinated indenture may be made;

•	authorized denominations, if other than denominations of $1,000;

•	the currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid or in which the junior subordinated debt securities of that series will be denominated;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debt securities of that series or the manner in which such amounts will be determined;

•	any special United States federal income tax consequences of the junior subordinated debt securities of that series;

•	any special accounting considerations applicable to the junior subordinated debt securities of that series;

•	any mandatory or optional redemption terms, or prepayment or sinking fund provisions;

•	any additions, modifications or deletions in the events of default or related provisions, including acceleration mechanisms, or in the covenants specified in the junior subordinated indenture;

•	any financial ratios covenants applicable to the junior subordinated debt securities of that series;

•	if other than the principal amount of the junior subordinated debt securities of that series, the portion of the principal amount of junior subordinated debt securities of that series that is payable upon declaration of acceleration of maturity;

•	whether the junior subordinated debt securities of that series will be issued in whole or in part in the form of one or more global securities and the terms and conditions upon which interests in such global securities may be exchanged for certificates;

•	whether a temporary global security will be issued and the terms upon which temporary global junior subordinated debt securities of that series may be exchanged for definitive junior subordinated debt securities;

•	any additions, modifications or deletions to the requirements for consent by holders to any amendment or waiver of the terms or conditions of the junior subordinated indenture or the junior subordinated debt securities of that series;

•	the appointment of any trustees, authenticating or paying agent(s), transfer agent(s) or any other agents with respect to that series of junior subordinated debt securities;

•	the terms and conditions of any right we would have or any option you would have to convert or exchange the junior subordinated debt securities of that series into any other securities or property of Chubb;

•	any additions, modifications or deletions in the subordination provisions, including the definition of senior indebtedness;

•	the relative degree, if any, to which the junior subordinated debt securities of that series will be senior to or be subordinated to other series of junior subordinated debt securities in right of payment; and

•	other specific terms, not inconsistent with the provisions of the junior subordinated indenture.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or upon conversion, exchange and settlement of other securities. See “Descriptions of Warrants.”

Special Payment Terms of the Junior Subordinated Debt Securities

We may issue one or more series of junior subordinated debt securities at a substantial discount below their stated principal amount, to the extent provided in the applicable prospectus supplement. These junior subordinated debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities of any series and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the junior subordinated debt securities.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities in fully registered form without coupons in denominations of $1,000 and integral multiples of $l,000.

Except as we may describe in the applicable prospectus supplement, junior subordinated debt securities of any series will be exchangeable for other junior subordinated debt securities of the same series, in any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and having the same terms. You may present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the trustee as securities registrar under the junior subordinated indenture unless we state otherwise in the applicable prospectus supplement. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Unless we state otherwise in the applicable prospectus supplement, if we redeem any junior subordinated debt securities of any series, neither we nor the trustee will be required to:

•	issue, transfer, or exchange junior subordinated debt securities of such series during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debt securities of such series and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any junior subordinated debt securities of such series selected for redemption in whole or in part, except for any portion not redeemed of any junior subordinated debt securities of such series that is being redeemed in part.

Sinking Funds and Redemption

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of junior subordinated debt securities, in whole or in part at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date. We may redeem the junior subordinated debt securities of any series in part only in the amount of $1,000 or integral multiples of $1,000 (or such other authorized denomination thereof).

Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debt securities not less than 30, nor more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the applicable prospectus supplement. However, we may not extend these interest payments beyond the final maturity of the junior subordinated debt securities.

If we exercise this right, during the extension period we and our subsidiaries may not, unless we state otherwise in the applicable prospectus supplement:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock;

•	make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debt securities; or

•	make any guarantee payments with respect to the foregoing;

in each case other than:

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of our obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•	the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	any payment of current or deferred interest on debt securities that rank in right of payment upon our liquidation on a parity with the junior subordinated debt securities of any series that is made pro rata to the amounts due on such part passu securities (including the junior subordinated debt securities of any series)

and any payments of deferred interest on part passu securities that, if not made, would cause us to breach the terms of the instrument governing such part passu securities;

•	any payment of principal in respect of pari passu securities having the same scheduled maturity date as the junior subordinated debt securities of any series, as required under a provision of such pari passu securities that is substantially the same as the provision for repayment of principal of the junior subordinated debt securities of any series and that is made on a pro rata basis among one or more series of pari passu securities having such a provision and the junior subordinated debt securities of any series; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

We will describe the United States federal income tax consequences and special considerations relating to the extension of any interest payment period of any junior subordinated debt securities in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, we may not consolidate with, merge into or sell, convey, transfer or lease all or substantially all of our properties and assets to any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, nor permit any such entity to consolidate with, merge into or sell, convey, transfer or lease all or substantially all of its properties and assets to us unless:

•	we are the surviving entity or the successor entity is an entity organized under the laws of any domestic jurisdiction and assumes our obligations on the junior subordinated debt securities and under the junior subordinated indenture;

•	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

•	Chubb or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the junior subordinated indenture relating to the transaction or series of transactions have been satisfied.

This covenant would not apply to the direct or indirect sale, conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. This covenant also would not apply to any recapitalization transaction, a change of control of Chubb or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the sale, conveyance, transfer or lease of all or substantially all of our properties and assets.

Junior Subordinated Debt Securities Events of Default

Unless we state otherwise in the applicable prospectus supplement, these are “Events of Default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

(1) failure to pay principal, or premium, if any, when due;

(2) failure to pay any interest when due, continued for 30 days;

(3) default in the payment of any sinking fund installment when due and payable;

(4) failure to perform, or breach, of specified covenants or warranties of Chubb contained in the junior subordinated indenture for 90 days, after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the relevant series of outstanding junior subordinated debt securities;

(5) certain events of bankruptcy, insolvency or receivership of Chubb; and

(6) any other event of default described in the applicable board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

Unless we state otherwise in the applicable prospectus supplement, if an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee’s receipt of indemnification to its satisfaction will, proceed to protect and enforce its rights and those of the holders of such junior subordinated debt securities.

Unless we state otherwise in the applicable prospectus supplement, if an Event of Default, other than an Event of Default specified in clause (5) above or an event of default specified in clause (4) above with respect to less than all series of junior subordinated debt securities then outstanding, occurs and is continuing, with respect to the junior subordinated debt securities of any series, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding junior subordinated debt securities of that series, or such lesser amount as may be provided in the terms of the junior subordinated debt securities, together with all accrued and unpaid interest and premium, if any.

Unless we state otherwise in the applicable prospectus supplement, if an Event of Default specified in clause (4) above occurs and is continuing with respect to all series of junior subordinated debt securities then outstanding under the junior subordinated indenture or an Event of Default specified in clause (5) above occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of all of the junior subordinated debt securities of all series then outstanding under the junior subordinated indenture (treated as one class) may require us to repay immediately the entire principal amount of the outstanding junior subordinated debt securities, or such lesser amount as may be provided in the terms of the junior subordinated debt securities, together with all accrued and unpaid interest, if any.

Any Event of Default with respect to a particular series of junior subordinated debt securities under the junior subordinated indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of such series, and any Event of Default specified in clause (4) above with respect to all series of junior subordinated debt securities or specified in clause (5) above may be waived by the holders of a majority in aggregate principal amount of all the outstanding junior subordinated debt securities of all series under the junior subordinated indenture, as the case may be, except, in each case, a failure to pay principal of, or premium, if any, or interest on such junior subordinated debt securities unless we state otherwise in the applicable prospectus supplement.

The trustee will, within 90 days after actual knowledge of the trustee of the occurrence of any event which, after notice or lapse of time or both, would become an Event of Default under the junior subordinated indenture or the junior subordinated debt securities of a series that has not been cured or waived, provide notice to the holders of such series of junior subordinated debt securities affected. The trustee may withhold notice to the holders of any such event, except a default relating to the payment of principal of, premium if any, on, interest or sinking fund in respect of, the junior subordinated debt securities, if the trustee considers it in the interest of the holders to do so.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the junior subordinated indenture.

Modification of the Junior Subordinated Indenture

Unless we state otherwise in the applicable prospectus supplement, we and the trustee may, without the consent of the holders of junior subordinated debt securities of any series, amend, waive or supplement the junior subordinated indenture in order to:

•	evidence the succession of another person and assumption by any such successor of our covenants under the junior subordinated indenture and the junior subordinated debt securities;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee a security for the junior subordinated debt securities or to surrender any right or power conferred upon us under the junior subordinated indenture;

•	establish the form or terms of the junior subordinated debt securities of any series;

•	add to the covenants of Chubb, to surrender any right or power conferred upon the Company by the junior subordinated indenture or add additional events of default;

•	change or eliminate any provision of the junior subordinated indenture; provided that any such change or elimination will become effective only when there is no junior subordinated debt securities of any series outstanding created prior to the execution of such supplemental indenture or waiver which is entitled to the benefit of such provision;

•	cure ambiguities or defects, correct or supplement any inconsistencies or make any other provisions with respect to matters or questions under the junior subordinated indenture; provided that such action does not materially adversely affect the interest of any holder of junior subordinated debt securities of any series outstanding;

•	provide for a successor trustee with respect to junior subordinated debt securities of any series; or

•	comply with the requirements of the Commission in order to effect or maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the trustee may modify and amend the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debt securities with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each series affected. However, unless we state otherwise in the applicable prospectus supplement, no modification or amendment may, without the consent of the holder of each outstanding junior subordinated debt securities affected:

•	change the stated maturity of the principal or interest on the junior subordinated debt securities of any series;

•	reduce the principal amount of the junior subordinated debt securities of any series;

•	reduce the rate of interest or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debt securities, extend the time of payment of interest on the junior subordinated debt securities;

•	reduce the amount payable on redemption of the junior subordinated debt securities of any series, or reduce the amount of principal of an original issue discount junior subordinated debt security of any series that would be due and payable upon an acceleration of the maturity of such security;

•	change the place of payment or the currency of payment of principal of or interest on the junior subordinated debt securities of any series;

•	impair the right of any security holder to institute suit for the enforcement of payment on the junior subordinated debt securities of any series on or after their stated maturity or redemption date;

•	modify any of the provisions of the sections of the junior subordinated indenture relating to amendments with consents of holders and waivers, except to increase the percentage of holders or to provide that certain other provisions of the junior subordinated indenture cannot be modified or waived without the consent of the holder of each junior subordinated debt securities of any series; and

•	modify any provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders thereof.

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Satisfaction and Discharge

Unless we state otherwise in the applicable prospectus supplement, when, among other things, all junior subordinated debt securities of any series not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year of the date of deposit; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee;

and we deposit or cause to be deposited with the trustee, in trust, an amount in cash or United States government obligations sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities of such series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, and we pay or cause to be paid all other sums payable with respect to the junior subordinated debt securities of such series and deliver certain officers’ certificate and legal opinions to the trustee, then the junior subordinated indenture will cease to be of further effect with respect to the junior subordinated debt securities of that series and we will be deemed to have satisfied and discharged the junior subordinated indenture with respect to the junior subordinated debt securities of such series other than as to certain transfers and exchange, the right of holders to receive payment and the rights and obligations of the trustee under the junior subordinated indenture.

Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we will be deemed to have paid and discharged the entire indebtedness with respect to all outstanding junior subordinated debt securities of any series, other than as to certain transfers and exchanges, if, among other things:

•	we irrevocably deposit with the trustee, in trust, cash or United States government obligations or a combination thereof, in an amount sufficient to pay on each date that they become due and payable, the principal of, premium, if any, and interest on, all outstanding junior subordinated debt securities of such series;

•	we pay all other sums payable with respect to the outstanding junior subordinated debt securities of such series; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that all conditions precedent in the junior subordinated indenture relating to the defeasance of the entire indebtedness on the outstanding junior subordinated debt securities of such series have been complied with.

Global Junior Subordinated Debt Securities

The junior subordinated debt securities of a series may be issued in whole or in part in the form of one or more global junior subordinated debt securities that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for junior subordinated debt securities in definitive form, a global junior subordinated debt securities may not be transferred unless it is being transferred to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement, DTC will act as depositary. We will issue global junior subordinated debt securities only in registered form and in either temporary or permanent form.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Securities

Ownership of beneficial interests in a registered global junior subordinated debt securities will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global junior subordinated debt securities, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the junior subordinated debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the junior subordinated debt securities will designate the accounts to be credited, or we will designate such accounts if the junior subordinated debt securities are issued directly by us. Ownership of beneficial interests in a registered global junior subordinated debt securities will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debentures take physical delivery of the junior subordinated debentures in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global junior subordinated debt securities.

So long as the depositary or its nominee is the registered owner of a global junior subordinated debt securities, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt securities for all purposes under the junior subordinated indenture. Except as provided below or as otherwise stated in the applicable prospectus supplement, you

•	will not be entitled to have any of the junior subordinated debt securities represented by the global junior subordinated debt securities registered in your name;

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form; and

•	will not be considered the owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on a registered global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt securities or its nominee. The depositary for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the registered global junior subordinated debt securities and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of principal, premium, if any, or interest payment in respect of a global junior subordinated debt securities, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in a registered global junior subordinated debt securities held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt securities at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt securities that remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Conversion or Exchange

The junior subordinated indenture permits us to issue junior subordinated debt securities that we may convert or exchange into other securities or property of Chubb. We will describe the specific terms on which any series of junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the other securities you would receive would be converted or exchanged.

Subordination Under the Junior Subordinated Indenture

The junior subordinated debt securities we issue under the junior subordinated indenture will constitute part of the subordinated debt of Chubb. These junior subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated indenture and in any applicable prospectus supplement to all “senior indebtedness” of Chubb. Unless we state otherwise in the applicable prospectus supplement, “senior indebtedness” means the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the junior subordinated indenture or later incurred or created:

•	all of Chubb’s obligations (other than obligations pursuant to the junior subordinated indenture and the junior subordinated debt securities of any series) for money borrowed;

•	all of Chubb’s obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by Chubb to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for Chubb, in connection with the issuance of securities by such vehicles;

•	all of Chubb’s obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all of Chubb’s reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for Chubb’s account;

•	all of Chubb’s obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which Chubb or any of its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	all of Chubb’s payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of Chubb;

•	all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, Chubb has assumed or guaranteed or for which Chubb is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation, reimbursement and indemnification obligations of Chubb to the trustee pursuant to the junior subordinated indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The junior subordinated debt securities will rank senior to all of Chubb’s equity securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (2) any indebtedness which by its terms expressly provides that it is not superior in right of payment to the junior subordinated debt securities or (3) any of Chubb’s indebtedness owed to a person who is a subsidiary or employee.

The junior subordinated indenture does not limit the amount of senior indebtedness that we may incur.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to us, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal, premium, if any, or interest on the junior subordinated debt securities.

If the maturity of any series of junior subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities of such series.

Unless we state otherwise in the applicable prospectus supplement, no payment of the principal or interest on the indebtedness evidenced by the junior subordinated debt securities may be made if, at the time of such payment or immediately after giving effect thereto, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee under the junior subordinated indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The Bank of New York Trust Company, N.A. is the trustee under the senior indenture and the subordinated indenture and will be the trustee under the junior subordinated indenture. The trustee under each indenture may have other relationships with us subject to the Trust Indenture Act. The trustee’s current address is 2 North LaSalle Street, Suite 1020, Global Corporate Trust, Chicago, Illinois 60602.

DESCRIPTION OF CAPITAL STOCK

General

Our restated certificate of incorporation, as amended, authorizes us to issue 1,200,000,000 shares of common stock, par value $1.00 per share, and 8,000,000 shares of preferred stock, par value $1.00 per share. As of February 15, 2007 there were 408,589,297 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding. Holders of common stock have received a right entitling them, when the right becomes exercisable, to purchase shares of our Series B Participating Cumulative Preferred Stock. See “— Shareholders Rights Plan.”

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important for your decision to invest in our capital stock. You should keep in mind, however, that it is our restated certificate of incorporation, as amended, our bylaws, as amended, and the New Jersey Business Corporation Act, and not this summary, which define your rights as a holder of our capital stock. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our restated certificate of incorporation, as amended, and our bylaws, as amended, are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

The holders of common stock, subject to the provisions of New Jersey law and the preferential rights of the holders of any shares of preferred stock, are entitled to dividends when and as declared by the board of directors. The holders of common stock have one vote per share on all matters submitted to a vote of the shareholders, and the right to the net assets of Chubb in liquidation after payment of any amounts due to creditors and in respect of our preferred stock. Holders of shares of common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.

Our common stock is listed on the New York Stock Exchange under the symbol “CB.”

Under New Jersey law, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of any merger or any plan of consolidation as well as for any sale, lease, exchange or other disposition of all, or substantially all, of the assets of Chubb, if not in the usual and regular course of its business, and for any liquidation, dissolution or amendment of the certificate of incorporation. All other shareholder action is decided by a majority of the votes cast at a meeting of shareholders.

Our bylaws, as amended, provide that the annual meeting of shareholders will be held on such date and at such time as shall be designated by the board of directors and as stated in a written notice which is mailed or delivered to each shareholder at least ten days, but not more than sixty days, prior to any shareholder meeting. Our bylaws, as amended, provide that shareholder meetings may be held in the State of New Jersey or at such other place as may be designated by the board of directors and stated in the written notice of meeting.

Our restated certificate of incorporation, as amended, further provides that the board of directors has the power, except as provided by statute, in its discretion, to use or apply any funds of Chubb lawfully available for that purpose to purchase or acquisition of shares of the capital stock or bonds or other securities of Chubb:

•	in the market or otherwise, at such price as may be fixed by the board;

•	to such extent and in such manner and for such purposes and upon such terms as the board may deem expedient; and

•	as may be permitted by law.

The transfer agent and registrar for the common stock is Computershare Investor Services, N.A., 525 Washington Boulevard, Jersey City, New Jersey 07210.

Preferred Stock

Under our restated certificate of incorporation, as amended, we are authorized to issue up to 8,000,000 shares of preferred stock. The authorized but unissued shares of preferred stock may be issued pursuant to a resolution of our board of directors or an authorized committee of our board of directors without the vote of the holders of capital stock of Chubb.

Shares of preferred stock of Chubb may be issued in one or more series and the shares of all series will rank pari passu and be identical in all respects, except that with respect to each series the board of directors may fix, among other things:

•	the rate of dividends payable on the preferred stock;

•	the time and prices of redemption;

•	the amount payable upon voluntary redemption;

•	the retirement or sinking fund, if any;

•	the conversion rights, if any;

•	the voting rights, if any (in addition to the voting right described below);

•	the restrictions, if any, on:

•	the creation of indebtedness of Chubb or any subsidiary of Chubb; or

•	the issuance of stock ranking on a parity with or senior to the shares of preferred stock either as to dividends or on liquidation;

•	the restrictions, if any, on:

•	the payment of dividends on common stock;

•	the acquisition of common stock; or

•	any other class or classes of stock of Chubb, other than preferred stock, ranking on a parity with or junior to the shares of preferred stock either as to dividends or on liquidation; and

•	the number of shares to comprise such series.

Each series of preferred stock will be entitled to receive an amount payable on liquidation, dissolution or winding up, fixed for each series, plus all dividends accumulated to the date of final distribution, before any payment or distribution of assets of Chubb is made on common stock. Shares of preferred stock that have been issued and reacquired in any manner by Chubb, including shares redeemed, shares purchased and retired and shares that have been converted into shares of another series or class, may be reissued as part of the same or another series of preferred stock.

Shareholders Rights Plan

We have a shareholder rights agreement under which each shareholder has one-half of a right for each share of common stock held. Each right entitles the registered holder to purchase from Chubb a unit consisting of one one-thousandth of a share of Series B Participating Cumulative Preferred Stock, par value $1.00 per share, at a purchase price of $240 per unit. The rights are subject to adjustment to prevent dilution of the interests represented by each right. The description and terms of the rights are set forth in a rights agreement between Chubb and First Chicago Trust Company of New York, as rights agent. The following description of the provisions of the rights agreement is a summary. It summarizes only those portions of the rights agreement which we believe will be most important to your decision to invest in our securities. You should keep in mind, however, that it is the rights agreement, and not this summary, which define your rights under the rights agreement. There may be other provisions in the rights agreement which are also important to you. You should read the rights agreement for a full description of its terms. The rights agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the rights agreement.

The shareholder rights plan is reviewed and evaluated at least once each year by a committee of independent directors to determine if the maintenance of the shareholder rights plan continues to be in the best interest of Chubb, its shareholders and any other relevant constituencies of Chubb. Following a review, the committee of independent directors will communicate its conclusions to the full board of directors, including any recommendation as to whether the shareholder rights plan should be modified or the rights should be redeemed.

Distribution Date

The rights are attached to all outstanding shares of common stock and trade with the common stock until the rights become exercisable, and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of either of the following:

•	10 days following the date of any public announcement that a person or group of affiliated or associated persons, referred to in this prospectus as an acquiring person, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock; or

•	10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

The rights are not exercisable until the distribution date and will expire at the close of business on March 12, 2009 unless previously redeemed by Chubb as described below.

Evidence of Rights

Until the distribution date, or earlier redemption or expiration of the rights:

•	the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates;

•	new common stock certificates issued after March 31, 1999 will contain a notation incorporating the rights agreement by reference; and

•	the surrender for transfer of any certificates for common stock will also constitute the transfer of the rights associated with the common stock represented by such certificates.

As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of common stock as of the close of business on the distribution date and, thereafter the separate rights certificates alone will represent the rights. Except as otherwise determined by the board of directors, only shares of common stock issued prior to the distribution date will be issued with rights.

Triggering Event and Effect of Triggering Event

If any person becomes an acquiring person:

•	proper provision will be made so that each holder of a right, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), will have the right to receive upon exercise the number of shares of common stock having a market value of two times the exercise price of the right; or

•	at the option of our board of directors, at any time until such acquiring person becomes the beneficial owner of 50% or more of the shares of common stock, Chubb may exchange the rights, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), for shares of common stock at an exchange ratio of one share of common stock per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction. If, at any time following the date of any public announcement that an acquiring person has acquired beneficial ownership of 20% or more of the outstanding shares of common stock, Chubb is acquired in a merger or other business combination transaction, or 50% or more of Chubb’s assets or earning power is sold, each holder of a right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right. The events described in this paragraph are referred to as triggering events.

Adjustments

The purchase price payable, and the number of units of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution upon the occurrence of one of the following:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

•	if holders of the preferred stock are granted rights or warrants to subscribe for preferred stock, or convertible securities at less than the current market price of the preferred stock; or

•	upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

No adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu of fractional units, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

Redemption

The rights may be redeemed in whole, but not in part, at a price of $.01 per right by the board of directors at any time prior to the earlier of:

•	a person or group of persons becoming an acquiring person; and

•	March 12, 2009.

Immediately upon the action of the board of directors ordering redemption of the rights, the rights will terminate and thereafter the only right of the holders of rights will be to receive the redemption price.

Until a right is exercised, the holder will have no rights as a shareholder of Chubb (beyond those as an existing shareholder), including the right to vote or to receive dividends. As long as the rights are attached to the common stock, Chubb will issue one right with each new share of common stock issued.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities, junior subordinated debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement which are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a payment of interest or distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a series of debt securities, junior subordinated debt securities or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, junior subordinated debt securities or preferred stock. Whenever we redeem debt securities, junior subordinated debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock or Exercise of Rights Under the Indentures or the Junior Subordinated Indenture

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of debt securities, junior subordinated debt securities or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder’s depositary shares or how to give instructions or directions with respect to the debt securities, junior subordinated debt securities or preferred stock, as the case may be, represented by that holder’s depository shares.

The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock, or to give instructions or directions with respect to the debt securities or junior subordinated debt securities, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock or giving instructions or directions with respect to the debt securities or junior subordinated debt securities, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, or a complete repayment or redemption of the debt securities or junior subordinated debt securities and the distribution, repayment or redemption proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, junior subordinated debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the specific terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants.

You should refer to the applicable prospectus supplement for the specific terms of the warrants. These may include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•	the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	any special United States federal income tax consequences of the debt warrants;

•	any special accounting considerations applicable to the debt warrants;

•	any terms providing for the mandatory exercise of the debt warrants;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. You should refer to the applicable prospectus supplement for the specific terms of those warrants. These may include the following:

•	the title of the warrants;

•	the securities, which may include preferred stock or common stock, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the warrants which you may exercise at any time;

•	any special United States federal income tax consequences of the warrants;

•	any special accounting considerations applicable to the warrants;

•	any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants; and

•	the designation and terms of the common stock, preferred stock or other securities you may purchase upon exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the applicable prospectus supplement the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the applicable prospectus supplement at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of shares of preferred stock or common stock at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities or debt obligations of third parties, including United States Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers or through a combination of any of these methods of sale.

We may use agents who we designate to solicit offers to purchase the securities.

•	We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we, as principal, will sell the securities to the dealer.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer, including the compensation the dealer will receive, in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

Sales of shares of common stock and other securities offered under this prospectus also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the securities (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the New York Stock Exchange (or such other stock exchange or automated quotation system on which the common stock is listed at the time of the offering), subject to official notice of issuance.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, Paul, Weiss, Rifkind, Wharton & Garrison LLP has passed upon the validity of any securities offered by us under this prospectus other than the common stock and the preferred stock and W. Andrew Macan has passed upon the validity of any common stock and preferred stock offered by us under this prospectus and all matters with respect to New Jersey law. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in the reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be inspected and copied at, or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to the SEC’s website. The information on the SEC’s website, which might be accessible through a hyperlink resulting from this URL, is not and is not intended to be part of this prospectus and is not incorporated into this prospectus by reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our definitive Proxy Statement on Schedule 14A filed on March 23, 2007;

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 since December 31, 2006; and

•	the description of our common stock contained in our registration statement on Form 8-A filed by us on February 2, 1984, including any amendments or supplements thereto.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, Attention: Secretary (telephone: 908-903-2000).

$800,000,000

The Chubb Corporation

6% Senior Notes due 2037

PROSPECTUS SUPPLEMENT

May 8, 2007

Joint Book-Running Managers

Citi
Goldman, Sachs & Co.
Merrill Lynch & Co.

Bear, Stearns & Co., Inc
Deutsche Bank Securities
Blaylock & Company, Inc.
Credit Suisse
Lehman Brothers
Morgan Stanley
UBS Investment Bank
Utendahl Capital Partners, L.P.